As filed with the Securities and Exchange Commission on December 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vicarious Surgical Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-2678169
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

78 Fourth Avenue

Waltham, Massachusetts 02451

Telephone: (617) 868-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2021 Equity Incentive Plan

(Full Title of the Plan)

Adam Sachs

Chief Executive Officer

Vicarious Surgical Inc.

78 Fourth Avenue

Waltham, Massachusetts 02451

Telephone: (617) 868-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edwin C. Pease, Esq.

Andrew D. Thorpe, Esq.

Melissa V. Frayer, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Telephone: (617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	4,828,699	(2)	$22,135,146.76	$2,051.93

(1)	The number of shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options, or the settlement of restricted stock units under the 2021 Equity Incentive Plan (the “2021 Plan”). The shares of Class A common stock registered hereunder for issuance pursuant to the 2021 Plan consist of up to 4,828,699 shares currently reserved for issuance pursuant to the 2021 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the 2021 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of Class A common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the 2021 Plan are based on (i) in the case of shares of Class A common stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Class A common stock not yet issued and subject to stock-based awards, the average of the high and the low price of Registrant’s Class A common stock as reported on the New York Stock Exchange on December 10, 2021. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share		Aggregate Offering Price
Shares underlying restricted stock units under the 2021 Plan	652,130	$9.99	(2)	$6,514,778.70
Shares underlying outstanding option awards under the 2021 Plan	4,176,569	$3.74	(2)	$15,620,368.06
Proposed Maximum Aggregate Offering Price				$22,135,146.76
Registration Fee				$2,051.93

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Vicarious Surgical Inc. (the “Registrant,” “we,” “us” or “our”) f/k/a D8 Holdings Corp., our legal predecessor and a special purpose acquisition company (“D8”), on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain stockholders that are current executive officers and directors of the Registrant identified in the Reoffer Prospectus (the “selling securityholders”). The number of shares of Class A common stock included in the Reoffer Prospectus represents shares of Class A common stock acquired by or issuable to the selling securityholders pursuant to equity awards and does not necessarily represent an intention to sell any or all of such shares of Class A common stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold by means of the Reoffer Prospectus by each selling securityholder, and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

On September 17, 2021, the Registrant completed its business combination with what was then known as Vicarious Surgical Inc. (“Legacy Vicarious”) in accordance with the terms of the Business Combination Agreement, dated as of April 15, 2021 (the “Business Combination Agreement”), by and among the Registrant, Snowball Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Legacy Vicarious, pursuant to which Merger Sub merged with and into Legacy Vicarious, with Legacy Vicarious surviving as a wholly owned subsidiary of the Registrant (the “Merger”). In connection with the Merger, the Registrant changed its name to “Vicarious Surgical Inc.” and Legacy Vicarious changed its name to “Vicarious Surgical Operating Co.” On October 6, 2021, Legacy Vicarious changed its name from “Vicarious Surgical Operating Co.” to “Vicarious Surgical US Inc.”

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information in Part I relating to the 2021 Plan will be sent or given to participants in the 2021 Plan as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus (the “Section 10(a) Prospectus”) as required by Section 10(a) of the Securities Act in respect of future issuances under the 2021 Plan.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement, which are also incorporated by reference in the Section 10(a) Prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the 2021 Plan, will be available without charge by contacting Vicarious Surgical Inc., Attention: Legal Department, 78 Fourth Avenue, Waltham, Massachusetts 02451, (617) 868-1700.

REOFFER PROSPECTUS

Vicarious Surgical, Inc.

4,828,699 Shares of Class A Common Stock

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “selling securityholders”), or their permitted transferees, of up to 4,828,699 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Vicarious Surgical Inc. (the “Company”). This Reoffer Prospectus covers the Shares that will be acquired by or issuable to the selling securityholders pursuant to a stock option agreement or restricted stock unit agreement, as applicable, between the Company and such selling securityholder under the Vicarious Surgical Inc. 2021 Equity Incentive Plan (the “2021 Plan”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares by the selling securityholders made hereunder. The selling securityholders are certain of our current executive officers and directors, all of whom may be deemed to be an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the shares of Class A common stock offered hereby pursuant to the terms of the relevant award agreements, the selling securityholders may sell the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The selling securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the selling securityholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the selling securityholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the selling securityholders may sell their Shares in the section titled “Plan of Distribution.” The selling securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders will be borne by us. We are registering the offer and sale of the Shares to satisfy certain registration rights we have granted.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “RBOT.” On December 16, 2021, the last quoted sale price for our Class A common stock as reported on NYSE was $10.76.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each selling securityholder, or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and may elect to do so in future filings.

The Securities Exchange Commission (the “SEC” or the “Commission”) may take the view that, under certain circumstances, the selling securityholders and any broker-dealers or agents that participate with the selling securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 3 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is December 17, 2021.

i

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about our company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the SEC. You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this Reoffer Prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Reoffer Prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on our management’s beliefs and assumptions. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this Reoffer Prospectus include, but are not limited to, statements about:

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably and retain our key employees;

●	the ability to maintain the listing of our Class A common stock on the NYSE;

●	the success, cost and timing of our product and service development activities;

●	the commercialization and adoption of our initial products and the success of the Vicarious System and any of our future product and service offerings;

●	the potential attributes and benefits of the Vicarious System and any of our other product and service offerings once commercialized;

●	our ability to obtain and maintain regulatory approval for the Vicarious System and our product and service offerings, and any related restrictions and limitations of any approved product or service offering;

●	our business is subject to a variety of U.S. and foreign laws, which are subject to change and could adversely affect our business;

●	our ability to identify, in-license or acquire additional technology;

●	our ability to maintain our existing license agreements and manufacturing arrangements;

●	our ability to compete with other companies currently marketing or engaged in the development of products and services for ventral hernia repair and additional surgical applications, many of which have greater financial and marketing resources than us;

●	the size and growth potential of the markets for the Vicarious System and any of our future product and service offerings, and the ability of each to serve those markets once commercialized, either alone or in partnership with others;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our ability to raise financing in the future;

●	our financial performance;

●	our intellectual property rights and how failure to protect or enforce these rights could harm our business, results of operations and financial condition

●	economic downturns and political and market conditions beyond our control and their potential to adversely affect our business, financial condition and results of operations;

●	the anticipated continued impact of the COVID-19 pandemic on our business; and

●	other factors detailed under the section titled “Risk Factors.”

iii

SUMMARY OF THE PROSPECTUS

This summary highlights information contained in greater detail elsewhere in this Reoffer Prospectus. This summary does not contain all of the information you should consider in making your investment decision. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this Reoffer Prospectus. Unless the context otherwise requires, we use the terms “Vicarious,” the “Company,” “we,” “us” and “our” in this Reoffer Prospectus to refer to Vicarious Surgical Inc. and our wholly owned subsidiaries.

The Company

We are combining advanced miniaturized robotics, computer science and 3D visualization to build an intelligent and affordable, single-incision surgical robot, called the Vicarious System, that virtually transports surgeons inside the patient to perform minimally invasive surgery, or MIS. With our disruptive next-generation robotics technology, we are seeking to increase the efficiency of surgical procedures, improve patient outcomes and reduce healthcare costs. We believe that the Vicarious System is the only surgical robotic system to receive a “Breakthrough Device” designation from the U.S. Food and Drug Administration, or the FDA, for ventral hernia procedures. A Breakthrough Device designation offers multiple benefits designed to accelerate the timeline to market for novel medical devices, including priority review of the pre-market submission for the device, and an established pathway to Centers for Medicare & Medicaid Services, or CMS, reimbursement and coverage. However, the process of medical device development is inherently uncertain and there is no guarantee that a Breakthrough Device designation will accelerate the timeline for approval or make it more likely that the Vicarious System will be approved. Led by a visionary team of engineers from the Massachusetts Institute of Technology, or MIT, we intend to deliver the next generation in robotic-assisted surgery, designed to solve the shortcomings of open surgery, and current laparoscopic and robot-assisted MIS. We have developed multiple prototypes and intend to request a pre-submission meeting with the FDA by the end of 2021 and to file a 510(k) application for the Vicarious System for ventral hernia procedures by the end of 2023, and other indications thereafter.

Background and Business Combination

On September 17, 2021 (the “Closing Date”), D8 Holdings Corp., a Delaware corporation that was previously a Cayman Islands exempted company that migrated to and domesticated as described below (“D8” and after the Business Combination described herein, the “Company”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of April 15, 2021 (the “Business Combination Agreement”), by and among D8, Snowball Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Vicarious Surgical Inc., a Delaware corporation (“Legacy Vicarious”) and Adam Sachs, in his capacity as the stockholder representative.

Prior to the Closing Date, on September 16, 2021, as contemplated by the Business Combination Agreement, D8 filed a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, and a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which D8 was domesticated and continues as a Delaware corporation, changing its name to “Vicarious Surgical Inc.” (the “Domestication”). As a result of and upon the effective time of the Domestication, (a) each D8 Unit then issued and outstanding as of immediately prior to the Domestication automatically separated into the underlying D8 Class A ordinary share and one-half of a D8 Public Warrant, (b) each D8 Class A ordinary share issued and outstanding immediately prior to the Domestication remained outstanding and automatically converted into one share of Class A common stock, (c) each D8 Class B ordinary share, par value $0.0001 per share, of D8 issued and outstanding immediately prior to the Domestication automatically converted into one share of D8 Class A ordinary share, and (d) each D8 Public Warrant automatically converted into a Public Warrant on the same terms as the D8 Public Warrants. No fractional Public Warrants were issued upon separation of the D8 Units.

On September 17, 2021, concurrently with the consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (such completion, the “Closing”), D8 changed its name to “Vicarious Surgical Inc.” (“Vicarious Surgical”) and Legacy Vicarious changed its name to “Vicarious Surgical Operating Co.” On October 6, 2021, Legacy Vicarious changed its name from “Vicarious Surgical Operating Co.” to “Vicarious Surgical US Inc.”

As a consequence of the Business Combination, each D8 Class B ordinary share or that was issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) was converted, on a one-for-one basis, into a share of Class A common stock. The Business Combination had no effect on the Class A common stock that was issued and outstanding as of immediately prior to the Effective Time, which continues to remain outstanding, except for the shares redeemed in connection with the Business Combination.

In connection with the Closing of the Business Combination, (i) Legacy Vicarious stockholders received shares of Vicarious Surgical Class A common stock equal to the amount of shares of Legacy Vicarious capital stock owned by such stockholder multiplied by 3.29831 for each share in such class of Legacy Vicarious capital stock that was issued and outstanding immediately prior to the Effective Time, rounded to the nearest whole number of shares; (ii) the Legacy Vicarious Founders received shares of Vicarious Surgical Class B common stock equal to the amount of shares of Legacy Vicarious Class A common stock owned by such Legacy Vicarious Founder multiplied by 3.29831 for each share in such class of Legacy Vicarious Class A common stock that was issued and outstanding immediately prior to the Effective Time, rounded to the nearest whole number of shares; (iii) each option to purchase shares of Legacy Vicarious common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by D8 and became an option (vested or unvested, as applicable) to purchase a number of shares of Vicarious Surgical Class A common stock equal to the number of shares of Legacy Vicarious common stock subject to such option immediately prior to the Effective Time multiplied by 3.29831, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by 3.29831 and rounded up to the nearest whole cent; and (iv) each warrant to purchase shares of Legacy Vicarious Class B common stock that was issued and outstanding prior to the Effective Time was assumed and converted into a warrant exercisable for shares of Vicarious Surgical Class A common stock.

In addition, concurrently with the execution of the Business Combination Agreement, on April 15, 2021 and September 9, 2021, D8 entered into subscription agreements (the “Subscription Agreements”) with certain qualified institutional buyers and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors purchased, immediately prior to the Closing, an aggregate of 14,200,000 shares of Class A common stock at a purchase price of $10.00 per share (the “PIPE Financing”).

The Offering

This Reoffer Prospectus relates to the public offering by the selling securityholders listed in this Reoffer Prospectus, of up to 4,828,699 shares of Class A common stock that will be acquired by or issuable to selling securityholders pursuant to a stock option agreement or restricted stock unit agreement, as applicable, between the Company and such selling securityholder under the 2021 Plan. Subject to the satisfaction of any conditions to vesting of the shares of Class A common stock offered hereby pursuant to the terms of the relevant award agreements, the selling securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A common stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Class A common stock by the selling securityholders. The selling securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before you make a decision to buy our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the Securities and Exchange Commission on November 8, 2021, which are incorporated by reference herein, and in subsequent reports we file with the SEC, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock could decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares hereunder. All of the proceeds from the sale of the Shares offered by the selling securityholders pursuant to this Reoffer Prospectus will be sold by the selling securityholders for their respective accounts. See the sections titled “Selling Securityholders” and “Plan of Distribution” described below.

SELLING SECURITYHOLDERS

The following table sets forth information with respect to the selling securityholders and the shares of our Class A common stock (i) beneficially owned by the selling securityholders, and (ii) with respect to shares of Class A common stock covered by this Reoffer Prospectus, shares subject to options or restricted stock units held by the selling securityholders, in each case as of December 1, 2021 (the “Determination Date”). The percentage of beneficial ownership is calculated based on 118,623,682 shares of Common Stock, comprised of 98,833,822 shares of Class A common stock and 19,789,860 shares of Class B common stock outstanding as of such date. The selling securityholders may offer all, some or none of the shares of Class A common stock covered by this prospectus. Information concerning the selling securityholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Class A common stock that will actually be held by the selling securityholders upon termination of this offering, because the selling securityholders may offer some or all of their Class A common stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Class A common stock. We cannot advise you as to whether the selling securityholders will, in fact, sell any or all of such shares of Class A common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of common stock that may be acquired by an individual or group pursuant to the exercise of options or warrants or settlement of restricted stock units (“RSUs”) that are currently exercisable or may become exercisable or settleable are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Unless otherwise indicated below, the address of each selling securityholder listed in the table below is c/o Vicarious Surgical Inc., 78 Fourth Avenue, Waltham, Massachusetts 02451, and to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name of	Shares of Class A Common Stock Beneficially Owned Prior to this Offering(1)		Shares of Class B Common Stock Beneficially Owned Prior to this Offering		% of Total Voting Power Prior to this	Number of Shares of Class A Common Stock Being	Number of Shares of Class B Common Stock Being	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold(1)		Shares of Class B Common Stock Beneficially Owned After the Offered Shares of Class B Common Stock are Sold		% of Total Voting Power After this
Selling Securityholder	Shares	Percent	Shares	Percent	Offering**	Offered(1)	Offered	Shares	Percent	Shares	Percent	Offering**
Adam Sachs(2)	11,914,356	10.8%	11,329,695	57.3%	45.9%	584,661	—	11,329,695	10.3%	11,329,695	57.3%	45.8%
David Ho(3)	35,709	*	—	—	*	35,709	—	-	*	—	—	*
David Styka(4)	1,282,821	1.3%	—	—	*	1,282,821	—	-	*	—	—	*
Donald Tang(5)	8,570,709	8.7%	—	—	1.7%	35,709	—	8,535,000	8.6%	—	—	1.7%
Dror Berman(6)	13,805,852	14.0%	—	—	2.8%	35,709	—	13,770,143	13.9%	—	—	2.8%
June Morris(7)	715,177	*	—	—	*	715,177	—	-	*	—	—	*
Philip Liang(8)	10,372,559	10.5%	—	—	2.1%	35,709	—	10,336,850	10.5%	—	—	2.1%
Ric Fulop(9)	419,326	*	—	—	*	419,326	—	-	*	—	—	*
Samir Kaul(10)	20,991,831	21.2%	—	—	4.2%	35,709	—	20,956,122	21.2%	—	—	4.2%
Sammy Khalifa(11)	5,019,387	4.8%	4,551,668	23%	18.5%	467,719	—	4,551,668	4.4%	4,551,668	23%	18.4%
William Kelly(12)	1,180,450	1.2%	—	—	*	1,180,450	—	-	*	—	—	*

*	Indicates beneficial ownership of less than 1%.

**	Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock as a single class. Each share of Class B common stock is entitled to 20 votes per share and each share of Class A common stock is entitled to one vote per share.

(1)	The number of shares of Class A common stock reflects all shares of Class A common stock acquired or issuable to a person pursuant to applicable equity grants previously made irrespective of whether such grants are exercisable or vested as of the Determination Date or will become exercisable or vested within 60 days after the Determination Date.

(2)	Consists of (i) 11,329,695 shares of Class B common stock, or Class A common stock issuable upon the conversion of Class B common stock, as the case may be, held by Mr. Sachs, our President and Chief Executive Officer, (ii) 389,774 shares of Class A common stock issuable upon exercise of options, and (iii) 194,887 shares of Class A common stock issuable upon settlement of 2021 Plan RSUs granted to Mr. Sachs.

(3)	Consists of 35,709 shares of Class A common stock issuable upon settlement of 2021 Plan RSUs granted to Dr. Ho, a member of our board of directors.

(4)	Consists of (i) 1,273,197 shares of Class A common stock issuable upon exercise of options, and (ii) 9,624 shares of Class A common stock issuable upon settlement of 2021 Plan RSUs granted to Mr. Styka, the Chairman and a member of our board of directors.

(5)	Consists of (i) 8,535,000 shares of Class A common stock held by D8 Sponsor LLC, and (ii) 35,709 shares of Class A common stock issuable upon settlement of 2021 Plan RSUs granted to Mr. Tang, a member of our board of directors. David Chu and Mr. Tang are the managers of D8 Sponsor LLC and share voting and investment discretion with respect to the shares of common stock held of record by the D8 Sponsor LLC. Each of the Messrs. Chu and Tang disclaims any beneficial ownership of the securities held by D8 Sponsor LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of D8 Sponsor LLC is Unit 1008, 10/F, Champion Tower, 3 Garden Road, Central, Hong Kong.

(6)	Consists of (i) 13,770,143 shares of Class A common stock held by Innovation Endeavors III LP (“Innovation Endeavors”), and (ii) 35,709 shares of Class A common stock issuable upon settlement of 2021 Plan RSUs granted to Mr. Berman, a member of our board of directors. Mr. Berman is a managing partner at Innovation Endeavors, and as such may be deemed to have voting and investment control over the shares held by Innovation Endeavors. The business address of Innovation Endeavors is 1845 El Camino Real, Palo Alto, CA 94306.

(7)	Consists of (i) 663,689 shares of Class A common stock issuable upon exercise of options, and (ii) 51,488 shares of Class A common stock issuable upon settlement of 2021 Plan RSUs granted to Ms. Morris, our Chief Legal Officer, General Counsel and Secretary.

(8)	Consists of (i) 10,036,850 shares of Class A common stock held by Chelvey International Limited (“Chelvey”). (ii) 300,000 shares of Class A common stock held by E15 Fund Advisors (HK) Limited (“E15 Fund Advisors”), and (iii) 35,709 shares of Class A common stock issuable upon settlement of 2021 Plan RSUs granted to Mr. Liang, a member of our board of directors. Chelvey is an entity affiliated with E15 Fund II, LP (“E15”). Mr. Liang is the managing partner for E15. Shrikant Patnaik is a principal for E15. Each of Messrs. Liang and Patnaik share voting and investment discretion with respect to the shares of Class A common stock held of record by E15, and as such may be deemed to have voting and investment control over the shares held by E15 and the entities affiliated with E15. Mr. Liang is the managing partner for E15 Fund Advisors, and as such may be deemed to have voting and investment control over the shares held by E15 Fund Advisors and the entities affiliated with E15 Fund Advisors. The business address of E15 is Ogier Global (Cayman) Limited, 89 Nexus way, Camana Bay, Grand Cayman, KY1 - 9009, Cayman Islands. The business address of E15 Fund Advisors is RMS2102 - 03 China Insurance Group Bldg., 141 Des Voeux Rd., Central, Hong Kong.

(9)	Consists of (i) 409,702 shares of Class A common stock issuable upon exercise of options, and (ii) 9,624 shares of Class A common stock issuable upon settlement of 2021 Plan RSUs granted to Mr. Fulop, a member of our board of directors.

(10)	Consists of (i) 7,896,787 shares of Class A common stock held by Khosla Ventures Seed C, LP (“Khosla Ventures Seed C”), (ii) 13,059,335 shares of Class A common stock held by Khosla Ventures V, LP (“Khosla Ventures V”), and (iii) 35,709 shares of Class A common stock issuable upon settlement of 2021 Plan RSUs granted to Mr. Kaul, a member of our board of directors. Khosla Ventures Seed Associates C, LLC (“KVA Seed C”) is the general partner of Khosla Ventures Seed C. Khosla Ventures Associates V, LLC (“KVA V”) is the general partner of Khosla Ventures V. Vinod Khosla is the managing member of VK Services, LLC (“VK Services”), which is the sole manager of KVA Seed C and KVA V. Each of KVA Seed C, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by Khosla Ventures Seed C, and each of KVA Seed C, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by Khosla Ventures Seed C. Each of KVA V, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by Khosla Ventures V, and each of KVA V, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by Khosla Ventures V. Each of KVA Seed C, KVA V, VK Services and Vinod Khosla disclaims beneficial ownership of such shares except to the extent of his or its respective pecuniary interests therein. Mr. Kaul is a General Partner and Managing Director of Khosla Ventures, LLC. Mr. Kaul disclaims any beneficial ownership of the securities held by Khosla Ventures Seed C and Khosla Ventures V other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of each of the reporting persons is 2121 Sand Hill Road, Menlo Park, CA 94025.

(11)	Consists of (i) 4,551,668 shares of Class B common stock, or Class A common stock issuable upon the conversion of Class B common stock, as the case may be, held by Mr. Khalifa, our Chief Technology Officer, (ii) 311,819 shares of Class A common stock issuable upon exercise of options, and (iii) 155,900 shares of Class A common stock issuable upon settlement of 2021 Plan RSUs granted to Mr. Khalifa.

(12)	Consists of (i) 1,128,388 shares of Class A common stock issuable upon exercise of options, and (ii) 52,062 shares of Class A common stock issuable upon settlement of 2021 Plan RSUs granted to Mr. Kelly, our Chief Financial Officer and Treasurer.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the selling securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the selling securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.

The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

●	directly by the selling securityholders;

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Shares; or

●	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this Reoffer Prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the selling securityholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including NYSE;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Shares under this Reoffer Prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on October 25, 2021, relating to the Registration Statement on Form S-1, as amended (File No. 333-260281), (excluding Items I and II in the “Index to Financial Statements” on page F-1 thereof and the audited and unaudited financial statements of D8 Holdings Corp. set forth on pages F-2 to F-45 thereof, which are not incorporated herein by reference);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 24, 2021, the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Commission on August 12, 2021, and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Commission on November 8, 2021;

(c)	The Registrant’s Current Reports on Form 8-K or 8-K/A as filed with the Commission on April 15, 2021, May 21, 2021, August 24, 2021, August 26, 2021, September 7, 2021, September 10, 2021, September 14, 2021, September 15, 2021, September 23, 2021, September 23, 2021, October 20, 2021, and November 8, 2021;

(d)	The description of the Registrant’s securities contained in the Registrant’s registration statement on Form 8-A (File No. 001-39384), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 13, 2020, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at https://www.vicarioussurgical.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on, or that can be accessed through, our website is not part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to Vicarious Surgical Inc., Attention: Legal Department, 78 Fourth Avenue, Waltham, Massachusetts 02451, (617) 868-1700.

Vicarious Surgical, Inc.

4,828,699 Shares of Class A Common Stock

REOFFER PROSPECTUS

December 17, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(c)	The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on October 25, 2021, relating to the Registration Statement on Form S-1, as amended (File No. 333-260281), (excluding Items I and II in the “Index to Financial Statements” on page F-1 thereof and the audited and unaudited financial statements of D8 Holdings Corp. set forth on pages F-2 to F-45 thereof, which are not incorporated herein by reference);

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 24, 2021, the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Commission on August 12, 2021, and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Commission on November 8, 2021;

(c)	The Registrant’s Current Reports on Form 8-K or 8-K/A as filed with the Commission on April 15, 2021, May 21, 2021, August 24, 2021, August 26, 2021, September 7, 2021, September 10, 2021, September 14, 2021, September 15, 2021, September 23, 2021, September 23, 2021, October 20, 2021, and November 8, 2021;

(d)	The description of the Registrant’s securities contained in the Registrant’s registration statement on Form 8-A (File No. 001-39384), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 13, 2020, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Class A common stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and members of that firm own an aggregate of approximately 150,551 shares of Class A common stock of the Registrant.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”), permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses, including attorney’s fees, actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The amended and restated certificate of incorporation and the amended and restated bylaws of the registrant provide that the registrant may indemnify its directors, officers, employees or agents to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provide for such limitation of liability.

We have entered into indemnification agreements with each of our directors and executive officers in which we have agreed to indemnify and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, against all expenses, losses and liabilities incurred by the indemnitee or on the indemnitee’s behalf arising from the fact that such person is or was a director, officer, employee or agent of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
4.1	Certificate of Incorporation of Vicarious Surgical Inc.		Form 8-K (Exhibit 3.1)	9/23/2021	001-39384

4.2	Amended and Restated Bylaws of Vicarious Surgical Inc.		Form 8-K (Exhibit 3.2)	9/23/2021	001-39384

4.3	Specimen Class A Common Stock Certificate.		Form 8-K (Exhibit 4.1)	9/23/2021	001-39384

4.4	Warrant Agreement, dated as of July 14, 2020, by and between Vicarious Surgical Inc. (formerly D8 Holdings Corp.) and Continental Stock Transfer & Trust Company		Form 8-K (Exhibit 4.1)	7/17/2020	001-39384

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Vicarious Surgical Inc.	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereof)	X

99.1+	Vicarious Surgical Inc. 2021 Equity Incentive Plan, and forms of agreement thereunder		Form 8-K (Exhibit 10.10)	9/23/2021	001-39384

+	Denotes management contract or compensatory plan or arrangement

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, State of Massachusetts, on December 17, 2021.

VICARIOUS SURGICAL INC.

By:	/s/ Adam Sachs
Adam Sachs
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Adam Sachs and William Kelly, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Adam Sachs	Chief Executive Officer, President and	December 17, 2021
Adam Sachs	Director
(Principal Executive Officer)

/s/ William Kelly	Chief Financial Officer and Treasurer	December 17, 2021
William Kelly	(Principal Financial and Accounting Officer)

/s/ David Styka	Chairman	December 17, 2021
David Styka

/s/ Sammy Khalifa	Director	December 17, 2021
Sammy Khalifa

/s/ Samir Kaul	Director	December 17, 2021
Samir Kaul

/s/ Philip Liang	Director	December 17, 2021
Philip Liang

/s/ Ric Fulop	Director	December 17, 2021
Ric Fulop

/s/ Dror Berman	Director	December 17, 2021
Dror Berman

/s/ Donald Tang	Director	December 17, 2021
Donald Tang

/s/ David Ho	Director	December 17, 2021
David Ho